EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officer of Geron Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)

the accompanying annual report on Form 10‑K of the Company for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2021	/s/ John A. Scarlett
JOHN A. SCARLETT, M.D. President, Chief Executive Officer and Chairman of the Board

This certification accompanies the Form 10‑K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10‑K), irrespective of any general incorporation language contained in such filing.